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                                                                    EXHIBIT 99.1

[BIOFIELD LETTERHEAD]







CONTACT:   D. Carl Long                                   Kevin McGrath
           President and Chief Executive Officer          Cameron Associates
           (770) 740-8180                                 (212) 245-8800



                              FOR IMMEDIATE RELEASE

         BIOFIELD ELIMINATING OPERATIONS; SEEKING STRATEGIC ALTERNATIVES

      ATLANTA, GA - November 24, 1998-Biofield Corp. (NASDAQ:BZET) today announced that it has eliminated substantially all of its operations and is reducing its staff from 35 full-time employees to fewer than ten in an effort to reduce its costs and preserve its remaining capital. The company intends to focus its efforts on seeking to license or sell its technology or pursue other strategic alternatives. The company also stated that it no longer meets the requirements for listing on the Nasdaq National Market.

     Biofield Corp. is a medical technology company that has developed an innovative system for detecting breast cancer through the skin in a non-invasive and objective procedure. The company is based in Atlanta.

Note: This press release contains "forward looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such differences include, but are not limited to, risks and uncertainties related to the company's ability to meet capital needs, product development, FDA approval, government regulation, competition, market acceptance and other factors discussed under the heading "Cautionary Statements Regarding Forwarding-Looking Statements" in the company's reports filed with the Securities and Exchange Commission.



                                 BIOFIELD CORP.
          1225 Northmeadow Parkway - Suite 120 - Roswell, Georgia 30076
                    Phone: (770) 740-8180 Fax: (770) 740-9366